SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

ARTHROCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2008, ArthroCare Corporation (the “Company’) and the other parties to the Credit Agreement, dated as of January 13, 2006 (the “Credit Agreement”), by and among the Company, the banks and other financial institutions party thereto from time to time as Lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), entered into a Second Amendment and Consent (the “Amendment and Consent”) with respect to the Credit Agreement.

Pursuant to the Second Amendment and Consent, the Administrative Agent and the Lenders consented to the extension of the delivery deadline for the Company’s June 30, 2008 and September 30, 2008 financial statements from December 1, 2008 to the earliest of (a) the end of business on March 2, 2009, (b) the date on which the Company receives notice from NASDAQ Stock Market LLC (“NASDAQ”) that its common stock will be delisted from the NASDAQ Global Select Market, (c) the date that the Company’s common stock is delisted from the NASDAQ Global Select Market and (d) the date on which the Company receives notice from NASDAQ that its requested extension of time for delivery of its June 30, 2008 and September 30, 2008 financial statements has been denied. In addition, pursuant to the Second Amendment and Consent, the commitment fees, letter of credit fees and interest rates that we will pay an any given leverage ratio have been increased. Finally, the Amendment and Consent contained other changes relating to the determination of the interest rate applicable to loans that are determined with reference to the Eurocurrency Rate.

The Company issued a press release on December 1, 2008 announcing the Second Amendment and Consent, a copy of which is attached hereto as Exhibit 99.1 (the “December 1 Press Release”). A copy of the Amendment and Consent is attached hereto as Exhibit 1.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2008, ArthroCare Corporation (the “Company”) received notice from the Nasdaq Listing Qualifications Panel (the “Panel”) that the Panel had conditionally determined to grant the request of the Company to give the Company until February 9, 2009 to file its quarterly reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008. The Company’s common stock will continue to trade on the NASDAQ Global Select market under the symbol “ARTC” during the exception period. The conditions of the extension are set forth in the December 1 Press Release, announcing that the Company had received the notice, which is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Title
1.01	Second Amendment and Consent, dated as of November 26, 2008, by and among, ArthroCare Corporation, the Subsidiaries thereof party thereto, the Lenders party to thereto and Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2008	ARTHROCARE CORPORATION

	By:	/s/ Michael A. Baker
Michael A. Baker
Chief Executive Officer